UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

CRYO-CELL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, Florida		34677
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 749-2100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

Effective October 31, 2016, Cryo-Cell International, Inc., a Delaware corporation (the “Company”) terminated a previously disclosed Rights Agreement (the “Rights Agreement”). The Rights Agreement was entered into effective December 5, 2014, by and between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the “Rights Agent”). The termination of the Rights Agreement was effectuated through an amendment to the Rights Agreement which revised the termination date of the Rights Agreement (the “Amendment”). The Amendment is attached as Exhibit 4.1 hereto.

A description of the material terms and general effect of the Rights Agreement were previously disclosed by the Company in its Current Report on Form 8-K dated December 3, 2014 and incorporated herein by reference thereto. As described in that filing, pursuant to the Rights Agreement, rights to purchase shares of the Company’s common stock would be awarded to shareholders upon the triggering of specified events.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 4.1	Amendment to the Rights Agreement dated October 31, 2016, between Cryo-Cell International, Inc. and Continental Stock Transfer and Trust Company, as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.

DATE: November 3, 2016	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer

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